                                                         PERFORMANCE CALCULATION

                                                         COLONIAL UTILITIES FUND - CLASS A

                                                            Fiscal Year End: 11/30/95


                      1 YEAR ENDING 11/30/95                5 YEARS ENDING 11/30/95           10 YEARS ENDING 11/30/95

                   Standard      Non-Standard            Standard       Non-Standard          Standard      Non-Standard
                  ----------  -------------------     -------------  -----------------      -----------     ------------
Initial Inv.     $1,000.00       $1,000.00               $1,000.00      $1,000.00             $1,000.00     $1,000.00
Max. Load             4.75%                                   4.75%                                4.75%

Amt. Invested      $952.50       $1,000.00                 $952.50      $1,000.00               $952.50     $1,000.00
Initial NAV         $11.72          $11.72                  $10.09         $10.09                $12.36        $12.36
Initial Shares      81.271          85.324                  94.377         99.083                77.048        80.890

Shares From Dist.    4.168           4.374                  32.830         34.465                87.495        91.858
End of Period NAV   $14.37          $14.37                  $14.37         $14.37                $14.37        $14.37

Total Return         22.78%          28.90%                  82.80%         91.91%               136.45%       148.24%

Average Annual
 Total Return        22.78%          28.90%                  12.82%         13.93%                 8.99%         9.52%
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                                          PERFORMANCE CALCULATION

                                      COLONIAL UTILITIES FUND - CLASS B

                                        Fiscal Year End: 11/30/95

                                        Inception Date: 5/5/92


                                                            SINCE INCEPTION
                              1 YEAR ENDING 11/30/95       5/5/92 TO 11/30/95

                         Standard     Non-Standard    Standard    Non-Standard
                       ------------ --------------- ------------ -------------

Initial Inv.             $1,000.00    $1,000.00       $1,000.00    $1,000.00

Amt. Invested            $1,000.00    $1,000.00       $1,000.00    $1,000.00
Initial NAV                $11.72        $11.72          $12.31       $12.31
Initial Shares             85.324        85.324          81.235       81.235

Shares From Dist.           3.720         3.720          13.815       13.815
End of Period NAV          $14.37        $14.37          $14.37       $14.37

CDSC                         5.00%                         3.00%
Total Return                22.96%        27.96%          33.59%       36.59%

Average Annual
 Total Return               22.96%        27.96%           8.44%        9.11%